Exhibit 23.1

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 11, 1999, November 16, 1998 and March 6, 1997 included in Modem Media . Poppe Tyson, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.




                                                       ARTHUR ANDERSEN LLP

February 4, 2000